UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

GLOBAL WHOLEHEALTH PARTNERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-56035	46-2316220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402 N El Camino Real San Clemente, CA	92672
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (714) 392-9752

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2021, Global Wholehealth Partners Corporation (the “Company”) entered into a Memorandum of Understanding (“MOU”) with Avant Gen, Inc. and Pan Probe Biotech to optimize a rapid Covid-19 antigen test currently being developed by AvantGen, Inc. and NanoComposix and/or to develop dipstick-based rapid Covid-19 test by AvantGen, Inc. and the Company. Pan Probe Biotech and the Company working together have developed a very specialized COVID Test using Antibodies which had been approved by National Institute of Health. With Pan Probe Biotech’s technology and the special Antibodies the New generation Test for COVID is available.

The foregoing description of the MOU does not purport to be completed and is qualified in its entirety by reference to the MOU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

About AvantGen

AvantGen, Inc is a leader in the use of yeast display technology for antibody discovery and optimization. Founded by experts in the creation of antibody discovery and optimization platforms, AvantGen excels in the rapid generation of antibodies for therapeutic, diagnostic and research tool applications. The Company’s platforms include a robust yeast display system, large natural human antibody database, fully human antibody libraries comprised of over 100 billion antibody clones displayed by yeast cells, NK and T cell engager technology, flow cytometry-based and other screening technologies, as well as novel methodologies for rabbit monoclonal antibody generation. These versatile platforms can be used to discover and optimize antibodies directed at specific disease targets, affinity mature existing antibodies to improve their binding properties and humanize antibodies to render non-human antibodies suitable for human therapeutic applications, as well as generate rabbit monoclonal antibodies for applications that need extremely high specificity, such as antibodies capable of distinguishing point mutations and post-translational modifications for IHC, and anti-idiotype antibodies for PK studies. AvantGen’s partners include pharmaceutical, biotech, diagnostic and government entities, many of which are repeat customers.

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About Pan Probe Biotech

Pan Probe Biotech is a manufacturer and supplier of quality, rapid diagnostic test kits/medical devices. We offer a variety of products suitable for point-of-care use in the clinical setting, for forensic diagnostics and for research purposes. Our product lines focus specifically on rapid tests to detect drugs of abuse, fertility, ovulation & pregnancy, with significant, additional efforts in infectious disease & cancer detection. Our tumor marker rapid test products include diagnostic kits for the detection of fecal occult bleeding (FOB) and prostate specific antigen (PSA). The PSA tests include a semi-quantitative test that provides a third band as an in-test quantitative reference. The products exist for both blood serum and whole blood. The FOB test uses prepared fecal samples but can also detect blood in urine. The tumor marker diagnostic kits come with accessories and running buffers. Tests are designed to be read within ten minutes.

Section 9 – Financial Statement and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
10.1	Memorandum of Understanding Global Wholehealth Partners Corporation, AvantGen, Inc. and Pan Probe Biotech, dated September 15, 2021	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WHOLEHEALTH PARTNERS CORPORATION (Registrant)
Date: September 20, 2021	By: /s/ Charles Strongo Charles Strongo Chief Executive Officer

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